EXHIBIT 24

                                POWER OF ATTORNEY


Each of the undersigned hereby appoints Yoav Roth, Sander Gerber and John Doscas, or any of them, his true and lawful attorney-in-fact and agent to execute and file with the Securities and Exchange Commission any Schedule 13D,
Schedule 13G, Form 3, Form 4, Form 5, any amendments thereto and any related documentation which may be required to be filed in his individual capacity as a result of the undersigned's beneficial ownership of, or participation in a group with respect to, securities directly or indirectly beneficially owned by Hudson Bay Capital Management, L.P. or any of its affiliates with respect to securities of Chem Rx Corporation, a Delaware corporation, formerly known as Paramount Acquisition Corp. (the "ISSUER"), and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. The authority of Yoav Roth, Sander Gerber and John Doscas, or any of them, under this Power of Attorney shall continue with respect to the undersigned until the undersigned is no longer required to file Schedule l3Ds, Schedule l3Gs, Forms 3, Forms 4, or Forms 5 with respect to the Issuer, unless revoked earlier in writing.

Date: December 5, 2007

                                                /s/ Yoav Roth
                                                ---------------------
                                                Yoav Roth



                                                /s/ Sander Gerber
                                                ---------------------
                                                Sander Gerber



                                                /s/ John Doscas
                                                ---------------------
                                                John Doscas